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                                                                   Exhibit 7(j)

                                Amendment No. 1

Effective as of March 19, 2007, American Skandia Life Assurance Corporation ("Reinsured") and Pruco Reinsurance, Ltd ("Reinsurer") amend the Automatic Coinsurance Agreement effective November 20, 2006 reinsuring the Highest Daily Life Time 5 Benefit riders issued by the Reinsured (the "Agreement") as follows. This Amendment shall be attached to and become a part of the Agreement.

     I.  Item 1. of Schedule A is substituted by the following:

     1.  Form Name and Type   First Available Issue Date     Form Number
         -------------------  -----------------------------  -----------------
         HDLT5 Riders         March 19, 2007                 RID-HDLT5 (1/07)
                                                             SCH-HDLT5 (9/06)

Amendment No. 1 to HDLT5              1

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This Amendment does not alter, amend or modify the Agreement other than as set forth herein, and it is otherwise subject to all terms and conditions of the Agreement together with all amendments and supplements thereto.

Executed in Duplicate By:

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

At     -----------------------

On:         -------------------------

Signature:  -------------------------

By:         -------------------------

Title:      -------------------------

PRUCO REINSURANCE, LTD

At     -----------------------

On:         -------------------------

Signature:  -------------------------

By:         -------------------------

Title:      -------------------------

Amendment No. 1 to HDLT5              2